UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

680 South Fourth Street Louisville, KY 40202-2412

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Senior Notes Offering

On May 16, 2011, Kindred Healthcare, Inc. (the “Company”) issued a press release announcing that the Company is planning to issue an aggregate principal amount of up to $550 million of senior notes due 2019 (the “Senior Notes Offering”). The Company intends to use the net proceeds of the Senior Notes Offering and borrowings under certain senior secured credit facilities (the “Senior Secured Borrowings”) to fund the acquisition of RehabCare Group, Inc. (“RehabCare”) and to repay outstanding indebtedness of Kindred and RehabCare. The press release, dated May 16, 2011, is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Data of Kindred and RehabCare

The pro forma condensed combined financial data of Kindred and RehabCare, giving effect to the consummation of the RehabCare acquisition, the Senior Notes Offering, the Senior Secured Borrowings and the use of proceeds from the Senior Notes Offering and the Senior Secured Borrowings, is set forth as Exhibit 99.2 and is incorporated herein by reference:

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press release dated May 16, 2011.

Exhibit 99.2	Unaudited pro forma condensed combined financial data of Kindred and RehabCare.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kindred Healthcare, Inc.
May 16, 2011	By:	/s/ Joseph L. Landenwich
Name: Joseph L. Landenwich
Title: Senior Vice President, Corporate Legal Affairs and Corporate Secretary